UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On July 27, 2009, Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of Cleco Corporation (the “Company”), notified the administrative law judge in Cleco Power’s retail base rate case now pending before the Louisiana Public Service Commission (“LPSC”) that Cleco Power, the Staff of the LPSC, and the intervenors in the case have made significant progress toward a full resolution of all issues in the case  and the parties anticipate they will be successful in their efforts to achieve an uncontested stipulated settlement in the case.

In July 2008, Cleco Power filed a request for a new rate plan with the LPSC to increase Cleco Power’s retail base rates for electricity.  The application requested an increase in retail base rates of $250.1 million with a net billing decrease for retail customers of $72.2 million.  As disclosed in the press release issued by the Company on May 6, 2009, and filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 6, 2009, Cleco Power has reached a settlement with the LPSC Staff.

The anticipated uncontested stipulated settlement with all parties and the previously disclosed settlement with the LPSC Staff (collectively, the “Settlement”), if approved by the LPSC, will  increase retail base revenues, in the first twelve months of Rodemacher Power Station Unit 3 (“RPS-3”) commercial operations, approximately $173 million with an anticipated net billing decrease for retail customers of approximately $106 million, or 11% , including a reduction of approximately $89 million resulting from the cessation of collection of and the refund of RPS-3 construction financing based on a five-year crediting period.  The Settlement provides for the placement of RPS-3 in rate base and recovery of the operating costs of RPS-3 and other costs including costs associated with damage caused by Hurricanes Gustav and Ike

The Settlement includes a Formula Rate Plan (the “FRP”) that has a target 10.7% return on equity including returning, to retail customers, 60% of earnings over 11.3% and all earnings over 12.3%.  The capital structure assumes an equity ratio of 51%.  The FRP also has a mechanism allowing for recovery of future revenue requirements for the Acadiana Load Pocket transmission project and, if approved, the acquisition of the Acadia Power Plant as a result of the Cleco Power 2007 long-term request for proposal.  The Settlement allows Cleco Power to propose additional projects to the LPSC during the FRP’s initial four-year term.

Cleco Power, in its communication with the administrative law judge, proposed that the LPSC Staff, Cleco Power, and the intervenors in the case file testimony in support of the Settlement on August 24, 2009.  The administrative law judge has reserved September 11, 2009 for an uncontested stipulated settlement hearing.  The results of the uncontested stipulated settlement hearing are expected to be presented to the LPSC at its September 16, 2009 Business and Executive Session.  If approved by the LPSC, the Settlement rates are expected to be effective upon the commercial operation of RPS-3, currently anticipated in the fourth quarter of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: July 29, 2009	By: /s/ R. Russell Davis
R. Russell Davis
Vice President - Investor Relations & Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: July 29, 2009	By: /s/ R. Russell Davis
R. Russell Davis
Vice President - Investor Relations & Chief Accounting Officer